Exhibit 10.1

AGREEMENT

Agreement by and between Nutracom, LLC, a Missouri limited liability company (“Nutracom”), and Reliv International, Inc., a Delaware corporation (“Reliv”), entered into this first day of June, 2019.

RECITALS

WHEREAS, Nutracom and Reliv entered into a purchase agreement dated January 1, 2019 (the “Purchase Agreement”) whereby Reliv sold to Nutracom certain manufacturing assets; and

WHEREAS, as part of the transaction Nutracom delivered a promissory note (“Secured Promissory Note”) to Reliv in the amount of $1,000,000. The Secured Promissory Note was secured by a purchase money security interest in the purchased manufacturing equipment (the “Security Interest”);

WHEREAS, as part of the transaction the parties entered into a Supply Agreement Outline relating to the supply of products by Nutracom to Reliv after the sale transaction; and

WHEREAS, the parties wish to amend the terms of the Secured Promissory Note and the Supply Agreement Outline;

NOW THEREFORE IT IS HEREBY AGREED AS FOLLOWS:

1.

Credit Account. Nutracom hereby provides Reliv a credit in the aggregate amount of $500,000 (“Credit Amount”) to be applied against the amounts due to Nutracom from Reliv and Reliv, Inc. as set forth on Schedule 1.

2.

Revised Promissory Note. Reliv agrees to apply the Credit Amount as a prepayment of the principal balance owed under the Secured Promissory Note. Immediately following the prepayment, the Secured Promissory Note will terminate and be deemed cancelled and Nutracom will issue an unsecured promissory note (“Promissory Note”) in an amount equal to the balance ($460,583.20) owed under the cancelled Secured Promissory Note after applying the Credit Amount as a prepayment of principal due thereunder. The Promissory Note will be issued for a term of 79 months with interest accruing on the outstanding principal balance at a rate of 6.0%. The Promissory Note will provide for payments of interest only the first 19 months. The principal will be amortized over the remaining five years of the Promissory Note with monthly principal and interest payments starting January 1, 2021. A form of Promissory Note is attached hereto as Exhibit A.

3.

Termination of Security Agreement. Upon termination and cancellation of the Secured Promissory Note and issuance of the Promissory Note, the Security Agreement between the parties dated January 1, 2019 (“Security Agreement”) will terminate and Reliv will release its Security Interest.

4.

Revised Payment Terms. Reliv’s payment terms for products purchased from Nutracom as set out in the Supply Agreement Outline are revised to 50% deposit two months in advance of production and balance due within 30 days of release of products to Reliv. Nutracom will not be obligated to purchase raw materials for Reliv production unless the full deposit is timely made and no amounts owed by Reliv to Nutracom (after full application of the Credit Amount) are more than 30 days past due.

5.

Right of Offset.  Nutracom shall have the right to offset any amount owed to Reliv under the Promissory Note, the Lease between the parties dated January 1, 2019 (the “Lease”), the Unsecured Promissory Note (as defined in the Purchase Agreement), or any other agreement or arrangement between the parties for amounts past due from Reliv (after full application of the Credit Amount).

6.

Controlling Agreement. If any term or provision of the Promissory Note, the Unsecured Promissory Note, the Lease or any other agreement between Reliv and Nutracom conflicts with any provision of this Agreement, the terms of this Agreement shall control and prevail.

7.

Best Efforts. The parties agree to use their best efforts to reach a fair and equitable agreement regarding any issues arising after execution of this Agreement which were not specifically addressed herein.

8.

Closing. The closing (the “Closing”) of the transactions contemplated herein will be held on the date of this Agreement. At the Closing Reliv will deliver to Nutracom a cancelled Secured Promissory Note and cancelled Security Agreement and will provide Nutracom with an executed UCC termination statement in the appropriate form. At the Closing, Nutracom shall deliver to Reliv the executed Promissory Note.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first written below.

Dated:  June 1, 2019

NUTRACOM, LLC

By     /s/ Brett Hastings

Name:    Brett Hastings

Title:      President

RELIV INTERNATIONAL, INC.

By     /s/ Steven D. Albright

Name:    Steven D. Albright

Title:     SVP/CFO

SCHEDULE 1

APPLIED CREDIT AMOUNT

Nutracom Invoice No.	Invoice Amount	Applied Credit

Reliv International, Inc.

10116	$47,247.32	$47,247.32
10117	$7,781.76	$7,781.76
10131	$26,989.15	$26,989.15

Reliv International, Inc. Total		$82,018.23

Reliv Inc.

10115	$183,534.79	$183,534.79
10118	$530.40	$530.40
10129	$73,808.31	$73,808.31
10130	$1,690.65	$1,690.65
10134	$145,243.98	$45,243.98
10135	$9,254.74	$9,254.74
10136	$62,297.55	$62,297.55
10140	$180,452.39	$41,621.35

Reliv Inc. Total		$417,981.77

Applied Credit Total		$500,000.00